Exhibit 99.1

2941 Fairview Park Drive	News
Suite 100
Falls Church, VA 22042-4513
www.generaldynamics.com

July 25, 2007
Contact: Rob Doolittle Tel: 703 876 3199 Fax: 703 876 3555 rdoolitt@generaldynamics.com

General Dynamics Reports Strong Earnings, Sales Growth in Second Quarter 2007

— Revenues grow 11 percent

— EPS from continuing operations increase 23 percent

— Full-year EPS guidance increased

FALLS CHURCH, Va. — General Dynamics (NYSE: GD) today reported second-quarter 2007 earnings from continuing operations of $518 million, or $1.27 per share on a fully diluted basis, compared to 2006 second-quarter earnings from continuing operations of $420 million, or $1.03 per share fully diluted. Revenues increased to $6.6 billion in the quarter, rising 11.1 percent over second-quarter 2006 revenues of $5.9 billion.

Cash

Net cash provided by operating activities from continuing operations was $405 million in the second quarter, and free cash flow from operations (defined as net cash provided by operating activities from continuing operations less capital expenditures) was $292 million. For the first half of the year, net cash provided by operating activities from continuing operations was $927 million and free cash flow from operations was $761 million.

Backlog

Funded backlog at the end of the second quarter 2007 was $35.4 billion, and total backlog was $44.6 billion, compared to $34.5 billion and $43.6 billion, respectively, at the end of the first quarter of 2007.

Margins

Company-wide operating margins for the second quarter of 2007 increased 60 basis points over the second quarter of 2006, to 11.5 percent.

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Net Earnings

The company reported net earnings of $513 million for second-quarter 2007, or $1.26 per share on a fully diluted basis, including the results of discontinued operations. In comparison, net earnings for the second quarter of 2006 were $636 million, or $1.56 per share fully diluted; however, those results included a one-time gain of approximately $220 million (or $0.54 per share) on the sale of the company’s aggregates business.

Taxes

The company’s second-quarter financial performance also includes an $18 million benefit from the favorable resolution of prior-year tax audits; this factor increased earnings from continuing operations and net earnings by approximately 5 cents per share in the quarter.

Operational Highlights

General Dynamics’ second-quarter 2007 operating results were driven largely by sales growth in the Aerospace, Combat Systems, and Information Systems and Technology business groups, and double-digit operating-earnings growth in all four company segments. Aerospace and Combat Systems generated strong orders as well, and the Aerospace backlog in particular grew significantly in the quarter.

“General Dynamics once again has delivered strong results,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “Sales and operating earnings increased in all four business segments compared to the year-ago period, year-to-date cash generation continues to meet our expectations and total backlog grew by almost $1 billion quarter-over-quarter.

“Marine Systems generated a particularly strong performance this quarter, with margins growing 150 basis points, to 8.8 percent, over the year-ago period,” Chabraja said. “This result reflects the continued focus on improving execution across the sector and an increase in the booking rate on the T-AKE program, reflecting an agreement in principle with the U.S. Navy on restructuring the contract for ships 1 through 9 and the terms of ships 10 through 14.

“On the basis of these results and a refined sense of what the remainder of 2007 has in store, we now expect full-year 2007 earnings from continuing operations to be in the range of $4.85 to $4.90 per share, fully diluted,” Chabraja said.

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General Dynamics, headquartered in Falls Church, Va., employs approximately 82,900 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Daylight Time on Wednesday, July 25, 2007. Those accessing the webcast will be able to listen to management’s discussion of the second-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on July 25 and will continue to be available for 12 months.

To hear a recording of the conference call by telephone, please call 888-286-8010; passcode 95275309 (callers from outside the U.S. should dial 617-801-6888, passcode 95275309). The telephone replay will be available from 2 p.m. on July 25 until midnight on August 1, 2007.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2007	2006	$	%
NET SALES	$6,591	$5,934	$657	11.1%
OPERATING COSTS AND EXPENSES	5,831	5,285	(546)

OPERATING EARNINGS	760	649	111	17.1%

Interest, Net	(21)	(23)	2
Other, Net	1	2	(1)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	740	628	112	17.8%

Provision for Income Taxes	222	208	(14)

EARNINGS FROM CONTINUING OPERATIONS	$518	$420	$98	23.3%

Discontinued Operations, Net of Tax	(5)	216	(221)

NET EARNINGS	$513	$636	$(123)	(19.3)%

EARNINGS PER SHARE - BASIC
Continuing Operations	$1.28	$1.04	$0.24	23.1%
Discontinued Operations	$(0.01)	$0.54	$(0.55)

Net Earnings	$1.27	$1.58	$(0.31)	(19.6)%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	405.1	403.5

EARNINGS PER SHARE - DILUTED
Continuing Operations	$1.27	$1.03	$0.24	23.3%
Discontinued Operations	$(0.01)	$0.53	$(0.54)

Net Earnings	$1.26	$1.56	$(0.30)	(19.2)%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	408.9	407.0

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2007	2006	$	%
NET SALES	$12,891	$11,480	$1,411	12.3%
OPERATING COSTS AND EXPENSES	11,450	10,235	(1,215)

OPERATING EARNINGS	1,441	1,245	196	15.7%

Interest, Net	(47)	(40)	(7)
Other, Net	2	2	—

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,396	1,207	189	15.7%

Provision for Income Taxes	438	400	(38)

EARNINGS FROM CONTINUING OPERATIONS	$958	$807	$151	18.7%

Discontinued Operations, Net of Tax	(11)	203	(214)

NET EARNINGS	$947	$1,010	$(63)	(6.2)%

EARNINGS PER SHARE - BASIC
Continuing Operations	$2.36	$2.01	$0.35	17.4%
Discontinued Operations	$(0.03)	$0.50	$(0.53)

Net Earnings	$2.33	$2.51	$(0.18)	(7.2)%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	405.4	402.5

EARNINGS PER SHARE - DILUTED
Continuing Operations	$2.34	$1.99	$0.35	17.6%
Discontinued Operations	$(0.03)	$0.50	$(0.53)

Net Earnings	$2.31	$2.49	$(0.18)	(7.2)%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	409.2	405.7

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2007	2006	$	%
NET SALES:
AEROSPACE	$1,208	$1,067	$141	13.2%
COMBAT SYSTEMS	1,712	1,444	268	18.6%
MARINE SYSTEMS	1,272	1,266	6	0.5%
INFORMATION SYSTEMS AND TECHNOLOGY	2,399	2,157	242	11.2%

TOTAL	$6,591	$5,934	$657	11.1%

OPERATING EARNINGS:
AEROSPACE	$199	$166	$33	19.9%
COMBAT SYSTEMS	191	172	19	11.0%
MARINE SYSTEMS	112	92	20	21.7%
INFORMATION SYSTEMS AND TECHNOLOGY	269	232	37	15.9%
CORPORATE	(11)	(13)	2	15.4%

TOTAL	$760	$649	$111	17.1%

OPERATING MARGINS:
AEROSPACE	16.5%	15.6%
COMBAT SYSTEMS	11.2%	11.9%
MARINE SYSTEMS	8.8%	7.3%
INFORMATION SYSTEMS AND TECHNOLOGY	11.2%	10.8%
TOTAL	11.5%	10.9%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2007	2006	$	%
NET SALES:
AEROSPACE	$2,302	$1,996	$306	15.3%
COMBAT SYSTEMS	3,280	2,813	467	16.6%
MARINE SYSTEMS	2,529	2,541	(12)	(0.5)%
INFORMATION SYSTEMS AND TECHNOLOGY	4,780	4,130	650	15.7%

TOTAL	$12,891	$11,480	$1,411	12.3%

OPERATING EARNINGS:
AEROSPACE	$372	$311	$61	19.6%
COMBAT SYSTEMS	365	319	46	14.4%
MARINE SYSTEMS	210	189	21	11.1%
INFORMATION SYSTEMS AND TECHNOLOGY	519	452	67	14.8%
CORPORATE	(25)	(26)	1	3.8%

TOTAL	$1,441	$1,245	$196	15.7%

OPERATING MARGINS:
AEROSPACE	16.2%	15.6%
COMBAT SYSTEMS	11.1%	11.3%
MARINE SYSTEMS	8.3%	7.4%
INFORMATION SYSTEMS AND TECHNOLOGY	10.9%	10.9%
TOTAL	11.2%	10.8%

Exhibit D

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PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	July 1, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and equivalents	$1,794	$1,604
Accounts receivable	2,539	2,341
Contracts in process	4,233	3,988
Inventories	1,595	1,484
Other current assets	390	463

Total Current Assets	10,551	9,880

Noncurrent Assets:
Property, plant and equipment, net	2,233	2,168
Intangible assets, net	1,093	1,184
Goodwill	8,838	8,541
Other assets	692	603

Total Noncurrent Assets	12,856	12,496

	$23,407	$22,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current portion of long-term debt	$506	$7
Accounts payable	1,819	1,956
Customer advances and deposits	3,048	2,949
Other current liabilities	2,765	2,912

Total Current Liabilities	8,138	7,824

Noncurrent Liabilities:
Long-term debt	2,283	2,774
Other liabilities	2,364	1,951
Commitments and contingencies

Total Noncurrent Liabilities	4,647	4,725

Shareholders’ Equity:
Common stock	482	482
Surplus	1,009	880
Retained earnings	10,488	9,769
Treasury stock	(1,594)	(1,455)
Accumulated other comprehensive income	237	151

Total Shareholders’ Equity	10,622	9,827

	$23,407	$22,376

Exhibit E

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	July 1, 2007	July 2, 2006
Cash Flows from Operating Activities:
Net earnings	$947	$1,010
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	132	120
Amortization	75	57
Stock-based compensation expense	41	32
Excess tax benefit from stock-based compensation	(26)	(26)
Deferred income tax provision	53	11
Discontinued operations, net of tax	11	(203)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(186)	197
Contracts in process	(188)	(286)
Inventories	(100)	(214)
Other current assets	(38)	(23)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(159)	(26)
Customer advances and deposits	417	78
Other current liabilities	(54)	4
Other, net	2	81

Net Cash Provided by Operating Activities from Continuing Operations	927	812
Net Cash Used by Discontinued Operations - Operating Activities	(8)	(19)

Net Cash Provided by Operating Activities	919	793

Cash Flows from Investing Activities:
Business acquisitions, net of cash acquired	(299)	(2,154)
Capital expenditures	(166)	(117)
Proceeds from sale of assets, net	93	—
Other, net	(6)	(8)
Discontinued operations	(1)	287

Net Cash Used by Investing Activities	(379)	(1,992)

Cash Flows from Financing Activities:
Dividends paid	(210)	(173)
Purchases of common stock	(153)	(85)
Proceeds from option exercises	102	137
Excess tax benefit from stock-based compensation	26	26
Net proceeds from commercial paper	—	862
Repayment of fixed-rate notes	—	(500)
Other, net	(115)	—

Net Cash (Used) Provided by Financing Activities	(350)	267

Net Increase (Decrease) in Cash and Equivalents	190	(932)
Cash and Equivalents at Beginning of Period	1,604	2,331

Cash and Equivalents at End of Period	$1,794	$1,399

Exhibit F

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2007		Second Quarter 2006

Non-GAAP Financial Measures:

Free Cash Flow from Operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities from Continuing Operations	$405	$927	$342	$812
Capital Expenditures	(113)	(166)	(64)	(117)

Free Cash Flow from Operations (A)	$292	$761	$278	$695

Return on Invested Capital:
Earnings from Continuing Operations	$1,861		$1,569
After-Tax Interest Expense	100		103
After-Tax Amortization Expense	104		71

Net Operating Profit after Taxes	2,065		1,743
Average Debt and Equity	12,839		11,610

Return on Invested Capital (B)	16.1%		15.0%

Other Financial Information:
Debt-to-Equity (C)	26.3%		40.2%
Debt-to-Capital (D)	20.8%		28.7%
Book Value per Share (E)	$26.19		$22.52
Total Taxes Paid	$339		$278
Company Sponsored R&D (F)	$98		$93
Employment	82,900		81,900
Sales Per Employee (G)	$311,600		$311,400
Shares Outstanding	405,623,702		403,162,628

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The company uses free cash flow from operations to assess the quality of its earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	The company’s management believes return on invested capital is a measurement that is useful to investors, because it reflects the company’s ability to generate returns from the capital it has deployed in its operations. The company uses ROIC to evaluate investment decisions and as a performance measure in evaluating management. The company defines ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(D)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(E)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(F)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(G)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average number of employees during that period.

Exhibit G

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Potential Contract Value*	Total Estimated Contract Value
Second Quarter 2007
AEROSPACE	$9,427	$708	$10,135	$964	$11,099
COMBAT SYSTEMS	10,712	2,131	12,843	1,785	14,628
MARINE SYSTEMS	8,290	4,376	12,666	236	12,902
INFORMATION SYSTEMS AND TECHNOLOGY	6,980	1,971	8,951	8,031	16,982

TOTAL	$35,409	$9,186	$44,595	$11,016	$55,611

First Quarter 2007
AEROSPACE	$7,716	$730	$8,446	$964	$9,410
COMBAT SYSTEMS	10,550	1,809	12,359	1,818	14,177
MARINE SYSTEMS	8,927	4,445	13,372	237	13,609
INFORMATION SYSTEMS AND TECHNOLOGY	7,343	2,111	9,454	7,998	17,452

TOTAL	$34,536	$9,095	$43,631	$11,017	$54,648

Second Quarter 2006
AEROSPACE	$6,294	$737	$7,031	$1,445	$8,476
COMBAT SYSTEMS	8,314	2,125	10,439	1,673	12,112
MARINE SYSTEMS	8,803	5,162	13,965	785	14,750
INFORMATION SYSTEMS AND TECHNOLOGY	7,125	2,430	9,555	8,401	17,956

TOTAL	$30,536	$10,454	$40,990	$12,304	$53,294

*	The potential contract value represents management’s estimate of the company’s future contract value under indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the options and establishes a firm order.

Exhibit H

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SECOND QUARTER 2007 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the second quarter of 2007:

Combat Systems

•

Combined orders worth approximately $360 for 746 armored Cougar vehicles under the Mine Resistant Ambush Protected (MRAP) program. The company is providing these vehicles to the U.S. Marine Corps through a joint venture with Force Protection, Inc.

•	Combined orders worth approximately $300 from the U.S. Army for 188 Stryker wheeled combat vehicles in various configurations.

•	Combined orders worth $113 from the Army to continue performing contractor logistics support for the Stryker program.

Marine Systems

•	$263 from the U.S. Navy for long-lead material procurement and pre-production planning for the DDG 1000 Zumwalt-class destroyer, the next-generation guided missile destroyer.

Information Systems and Technology

•

$114 from the Army to provide systems design development, network modeling, and simulation and training for the Warfighter Information Network-Tactical (WIN-T) program, bringing the total contract value to date to approximately $400.

•	$87 for support services on the Canadian Maritime Helicopter Project (MHP), bringing the total contract value to date to approximately $200.

•

$26 from the U.S. Department of Homeland Security to provide Technology Operations and Maintenance Infrastructure Support (TOMIS) services for the U. S. Citizenship and Immigration Services. The contract has a potential value of over $225 if all options are exercised.

•	An initial order of $14 from the Army for support and engineering services on the Command Post of the Future program. This contract has a potential value of approximately $200.

•

The company was selected as the system integrator for the Integrated Wireless Network (IWN) program. IWN is intended to provide communications among federal agents and law enforcement officers. This IDIQ program has a potential value of $10 billion over 15 years if all options are exercised.

Exhibit I

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AIRCRAFT DELIVERIES (UNAUDITED)

	Second Quarter		Six Months
	2007	2006	2007	2006
GREEN (UNITS):
LARGE AIRCRAFT	20	16	39	34
MID-SIZE AIRCRAFT	16	13	27	20

TOTAL	36	29	66	54

COMPLETIONS (UNITS):
LARGE AIRCRAFT	20	20	40	36
MID-SIZE AIRCRAFT	16	6	26	13

TOTAL	36	26	66	49

PRE-OWNED:
UNITS	3	5	5	8

SALES (millions)	$22	$117	$43	$150
OPERATING EARNINGS (millions)	$—	$13	$2	$13

AEROSPACE MARGINS
EXCLUDING PRE-OWNED ACTIVITY	16.8%	16.1%	16.4%	16.1%

Exhibit J

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